Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-120454) and Form S-8 (File Nos. 333-68403, 33-90764, 33-56244, 333-101839, 333-38048, 333-120310) of Zoll Medical Corporation of our report dated April 9, 2004 relating to the financial statements of Revivant Corporation, which appears in the Current Report on Form 8-K/A of Zoll Medical Corporation dated October 12, 2004.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

December 22, 2004